June 2018 www.TrueBlue.com

Forward-Looking Statements

# TMP Holdings LTD Acquisition Overview

| | | | |
|---|---|---|---|
| **Overview** | • TMP Holdings LTD[1] is a mid-sized RPO / employer branding provider operating in the United Kingdom, which is the second largest RPO market in the world<br>• The acquisition establishes for TrueBlue a physical presence in Europe including referenceable RPO clients which are necessary credibility points to successfully win new multi-continent RPO engagements<br>• The acquisition also adds employer branding capabilities, an area of increasing importance to RPO customers | | |
| **Transaction Info** | Acquisition date | June 12, 2018 | |
| | Net-of-cash purchase price[2] | $25 million | • Buying 100% of outstanding stock which includes $5M of cash, working capital and a debt free balance sheet |
| | Valuation multiple | 8.3x | • Based on purchase price, net of cash acquired, divided by NTM segment profit[3] |
| | Financing | Existing facility | • Existing debt facility used to finance transaction |
| **NTM Financial Outlook[4]** | Revenue<br>Segment profit | $50 million<br>$3 million | • EPS impact +$0.01[5]<br>• Adjusted EPS impact +$0.04[6] |

[1] TMP Holdings LTD is neither owned by, nor otherwise connected with, TMP Worldwide Advertising & Communications LLC.
[2] Based on an exchange rate of 1.34 USD/GBP at closing. Cash consideration of $30 million paid at closing, less $5 million in cash and working capital on the balance sheet.
[3] We evaluate performance based on segment revenue and segment profit. Segment profit includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment. Segment profit excludes goodwill and intangible impairment charges, depreciation and amortization expense, unallocated corporate general and administrative expense, interest, other income and expense, income taxes, and costs not considered to be ongoing costs of the segment.
[4] "NTM" — next twelve months.
[5] Excludes transaction and integration costs and further assumes $500k in implied interest expense associated with the net-of-cash purchase price, and a 16% effective income tax rate.
[6] Adjusted EPS excludes amortization of intangibles and adjusts income taxes to the expected effective tax rate of 16%. See "Financial Information" in the investors section of our website at www.trueblue.com for a definition and full reconciliation of non-GAAP financial measures to GAAP financial results.

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# Strategic Rationale

peoplescout A TRUEBLUE COMPANY + TMP Holdings LTD

| | |
|---|---|
| Increases scale in a high growth RPO market | • Bolsters PeopleScout's position as #1 global provider of enterprise RPO[1]<br>• RPO market is expected to grow 12% global over the next five years[2] |
| Expands presence in high margin business | • PeopleScout's segment profit margin was >20% in 2017 |
| Provides opportunity to accelerate growth with multi-country engagements | • 30% of all RPO engagements are now multi-country[2]<br>• UK presence improves our ability to compete on global engagements |
| Employer branding adds new in-demand solution | • Adds a value-added solution to our existing RPO services<br>• Employer branding is now part of >50% of all RPO engagements |
| Entry into attractive UK market | • UK RPO market is the 2nd largest in the world (after the US)<br>• TMP has strong brand reputation UK-based clients |

[1] Source: Everest Group. Overall RPO rankings by annual number of hires (2017).
[2] Source: NelsonHall. Estimated market CAGR from 2017-2022; % multi-country RPO contracts for 2016/2017.

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# PeopleScout's Increasing Importance to TrueBlue

## Acquisition History

**2014**

**Acquired PeopleScout** as part of the Seaton transaction – beginning of our RPO platform

**2016**

**Acquired Aon Hewitt's RPO business** which added service centers in Poland and India

**2018**

**Acquired TMP Holdings LTD** which builds on our One Global PeopleScout initiative to further position PeopleScout as the leading global provider of RPO peoplescout
A TRUEBLUE COMPANY

## PeopleScout % of Total Company Results



Revenue
Segment Profit
4%
5%
8%
27%
10%
30%
FY-15
FY-17
FY-17 PF*

*Pro forma for the acquisition of TMP Holdings LTD based on 2017 results provided by the seller.

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